                            THIRD AMENDMENT TO LEASE

         THIS THIRD AMENDMENT TO LEASE is made this 6th day of January, 1999, between First Avenue West Building L.L.C., a Washington Limited Liability Company ("Landlord" herein) and F5 Labs, Inc., a Washington corporation ("Tenant" herein) for the premises located in the city of Seattle, County of King, State of Washington, commonly known as Suite 500, First West Building, 200 First Avenue West.
                                    RECITALS

A. Landlord and Tenant are parties to that certain lease dated October 9th, 1997, the First Amendment to Lease dated July 23rd, 1998, and the Second Amendment to Lease dated September 30, 1998 (the "Lease" herein).
The Lease is made a part hereof as though set forth in full herein.

B. Landlord and Tenant hereby express their mutual desire and intend to amend by this writing those terms, covenants and conditions contained in: "2. TERM", "3. RENT", "38. REIMBURSEMENT OF DIRECT EXPENSES", "Premises Rentable Area, tenant proportionate share and security deposit" as shown on Lease Reference Page, "Exhibit E Additional Lease Terms (1. Renewal Options, 2. Parking, 3. First Right of Refusal, 4. Signage, 5. Notice of Intent to Sell [Building])", and "Exhibit D - Tenant Improvements."

NOW, THEREFORE, as parties hereto, Landlord and Tenant Agree as follows:

AMENDMENTS:

1. Paragraph "3. RENT" shall as of March 1, 1999 be amended to hereinafter additionally provide as follows:

     PERIOD                                   RATE/RSF   ANNUAL RENT   MONTHLY RENT
     ------                                   --------   -----------   ------------
     Year 1    (03/01/99 through 02/29/00)     $17.76     $331,634       27,636.17
     Year 2    (03/01/00 through 02/28/01)     $18.99     $354,566       29,547.17
     Year 3    (03/01/01 through 02/28/02)     $22.23     $415,037       34,586.42
     Year 4    (03/01/02 through 02/29/03)     $23.23     $433,705       36,142.08
     Year 5    (03/01/03 through 02/28/04)     $24.23     $452,373       37,697.75

   See Exhibit C for detailed rates by floor.

2. "Premises Rentable Area" as shown on Lease Reference Page shall be amended to reflect the additional suites 105 and 110 on the first floor plus the existing suites totaling the square footage of 18,668 effective March 1, 1999.

     INITIAL PREMISES. Tenant shall initially lease approximately 18,668 rentable square feet (RSF) located on the fifth, second and first floors (Suites 500, 205 [incorrectly noted as 210 on original Lease], 105, 106, and 110) as described below. All space shall be measured according to the Building Owners and Manager Association International (BOMA) standards (ANSI Z65.1-1996) according to the final working drawings. Please see attached floor plan, Exhibit A, for definition of Initial Premises, and Option Space.

                   FLOOR             SUITE               RSF
                   -----             -----               ---
                     5                500               6,769
                     2                205               2,702
                     1                110                416
                     1                106               2,430
                     1                105               6,351

     STORAGE SPACE. The area designated as storage space shall be leased to Tenant at a rate of $10.00 per square foot per year during the entire lease term, and market rate during the option period. In the event Tenant uses the space for general office purposes, Landlord shall charge Tenant the established market rate for floor one for the applicable lease year. Please see
     Exhibit B for further definition of Storage Space (603 square feet).

3. "Tenant Proportionate Share" as shown on Lease Reference Page shall be amended to reflect the expanded suite percentage of 29.63% effective March 1, 1999.

4. "Security Deposit" as shown on the lease Reference Page shall be amended to reflect the addition of $103,331.00 to the existing security deposit to total $149,488.74 as tenant security deposit for the amended lease. Tenant's security deposit shall increase from 3/1/99 by 2 1/2 % interest per year on said deposit.

     Additional security deposits shall be paid to Landlord on additional space occupied in an amount equal to the initial four months of rent due for any additional space leased.

5. "Exhibit E - Additional Lease Terms", No. 2. "Parking" shall be amended to reflect Forty-four (44) reserved self-park stalls in the building parking garage with access from First Avenue West. The rate will be fixed at $90.00 per stall per month for a period of twelve (12) months and adjusted to the then market rate. Market rate will be determined by reviewing the monthly parking rates at the following buildings:

        -   P.I. Building, 101 Elliot Avenue West,
        -   Cell Therapeutics Building, 201 Elliot Avenue West,
        -   Queen Anne Plaza Building, 201 Queen Ave North.

     The rate will not exceed the highest rate as established in the above referenced locations.

     In the event Tenant expands its premises, Landlord shall provide additional reserved parking stalls to Tenant within the building parking garages at a ratio of two stalls per 1,000 rentable square feet leased after Tenant expands beyond 22,000 RSF.

6. "TERM" as shown on the reference page shall as of March 1, 1999 be amended to hereinafter additionally provide as follows: Five (5) years commencing the sooner of the occupancy or March 1, 1999 (6,767 square feet subject to prior vacancy by existing tenants).

7. "Exhibit E" - "Renewal Options" shall hereinafter be amended to reflect the following: Landlord shall grant tenant one five (5) year renewal option following the initial term of the lease. This renewal option will permit Tenant to renew the lease on the same terms and conditions as those previously in effect, except the rental rate shall be 100 percent of the Fair Market Rental (FMR) at the time the renewal option is to commence. The FMR is defined below. Tenant shall notify Landlord, in writing, nine (9) months prior to the expiration of the initial term, of its desire to exercise the renewal option.

     The FMR for comparable office space in the Lower Queen Anne market shall be determined through a survey of the lease rates actually attained for similar size space located upon floors approximately the same height and view, with similar tenant improvements installed and with suitable adjustments for (a) rental terms, (b) provisions for additional space, (c) length of lease terms, (d) tenant improvements, (e) the current amount of additional rent charged for such leases, (f) tenant improvements provided by the landlord or tenant, (g) payment by the landlord or tenant of a broker's commission, (h) other relevant factors affecting comparability of various lease rates, and (i) the financial strength of Tenant in Landlord's opinion. The Landlord shall have the right to require higher rent based on Landlord's reasonable risk analysis of the Tenant's financial strength. The buildings surveyed shall be of comparable quality as the First West Building and shall be located within Queen Anne district of Seattle. Recent leases on equivalent type space in the building itself shall be included in the survey. No lease executed more than nine months before the date as of which the FMR is to be determined shall be included in such survey.

     Such survey shall be conducted by an appraiser or appraisal company, experienced in the market for office space in office buildings in the central business district of the City of Seattle, selected jointly by Landlord and Tenant, or if Landlord and Tenant are unable to agree upon the selection of such person within 15 days after the request for selection by either party, each party shall select its own appraiser who shall have the qualifications described above. Each appraiser shall conduct its survey and provide its estimate of the FMR within 30 days after his appointment. If the appraisers are unable to agree on a FMR value, a third appraiser shall be appointed by the first two appraisers and the third appraiser shall also survey the lease rates for similar space, and shall, after completion of his survey, within 30 days after his appointment, select the FMR rate determined by one of the first two appraisers which he determines to be closest to the FMR, and such determination of FMR rates shall be binding upon Landlord and Tenant until the lease requires a new FMR rate to be determined

8. Paragraph 38 - "Reimbursement of Direct Expenses" shall hereinafter additionally provide as follows: Tenant agrees to pay its prorata share of increases in direct operating expenses and real estate taxes attributable to its lease of the rental premises over the term of the lease as long as the annual increase is not more than five (5) percent of the prior year's operating costs excluding real estate tax increases. Landlord agrees to manage and maintain the building in a manner consistent with that of comparable first class office buildings. The base year for determining increases shall be 1998.

9. "Exhibit D - Tenant Improvements" shall hereinafter be amended to reflect the following: Landlord shall provide a tenant improvement allowance equal to $10.23 per rentable square foot for Suite 105, (First Image) ($10.23 x 6,351 RSF = $65,000). Tenant shall use such allowance to pay for costs associated with demolition, constructing tenant improvements, and architectural and engineering fees. Landlord shall be responsible for removal of the raised floor, chemical duct work, and potentially Hazardous Materials in Suite 105 at Landlord's cost. Per Landlord's request, Tenant will work with Burgess Design in constructing improvements at the Building standard. Tenant is required to improve said space to a finished level reasonably equivalent to Tenant's existing fifth floor space including similar qualities of carpet, paint and relite construction in the First West Building or Landlord is not required to provide any Tenant Improvement Allowance. Landlord will be required to respond within ten (10) days of completion of the Tenant's Improvements if said improvement is not at the Building standard. Tenant will then have thirty (30) days to correct, or if unable to correct in thirty (30) days, take reasonable steps towards correction. Landlord will then remit the allowance to Tenant within thirty (30) days of the reimbursement request. Tenant agrees to utilize Accent Construction for all tenant improvement work within the building. If Accent is unavailable or unable to meet a reasonable schedule for the work requested by Tenant, then Tenant will select a contractor with approval by Landlord. Landlord shall charge a construction management fee if Landlord is involved in managing the construction.

10. "Exhibit E - 4. Signage" shall hereinafter be amended to reflect the following: Landlord authorizes the construction of Tenant signage to be placed on the south and west corners of the building. Signage will meet the existing standards of Lower Queen Anne office buildings. Landlord shall have the right to approve any signage prior to installation.

11. "Exhibit E - 3. Right of First Refusal" shall hereinafter be amended to reflect the following:

     Subject to existing tenants' rights, Landlord shall grant Tenant an ongoing Right of First Offer to lease any space that comes available within the building.

     Any such available space shall hereinafter be referred to as the "RFO Space". If RFO Space becomes available, Landlord shall notify Tenant in writing of all of the material terms upon which Landlord is willing to lease the RFO Space. Tenant shall then have thirty (30) days in which to notify Landlord in writing that Tenant irrevocably elects to lease all of the RFO Space on the exact terms offered by Landlord. If Tenant fails to deliver to Landlord such written notice within such deadline, Landlord shall have the right to lease the RFO Space to another tenant at any time within six months after expiration of Tenant's offer period so long as the effective rental rate at which the RFO Space is leased is not less than 90 percent of the effective rental rate (including tenant improvements and other concessions offered by Landlord) offered to Tenant. If within such six month period, Landlord proposes to lease the RFO Space to a third party at less than 90 percent of the effective rental rate offered to Tenant, then Landlord shall be required to first re-offer the RFO Space to Tenant at the reduced rental rate, and Tenant shall be required to respond within two business days.

     Rental rates for space occupied prior to February 29, 2000 shall be based on established market rents for floors five, two and one.

                                    ESTABLISHED MARKET RATES
                                ANNUAL RENTAL RATE (S) BY FLOOR
                                     LEASE YEAR BEGINNING:
                   -----------------------------------------------------------
          FLOOR     3/99     3/00      3/01      3/02      3/03       3/04
        ---------- -------- -------- --------- --------- ---------- ----------
        Fifth        $22      23        24        25        26         27
        Fourth       22       23        24        25        26         27
        Third        21       22        23        24        25         26
        Second       20       21        22        23        24         25
        First        19       20        21        22        23         24

        Years starting 3/05 and beyond shall be one dollarper year per square foot higher.

     Using the fifth floor rate as a base, the rental rate for floor three will be $1.00 less per year per rentable square foot and rental rates for floor four will be the same as floor five per year per rentable square foot.

     Additional space occupied after February 29, 2000 will be for a term of five years and will not be coterminous with existing terms. Additional space occupied will be at the established market rates at time of occupancy with an allowance of $5.00 for tenant improvements. Tenant is required to improve said space to a finish level of F5 Labs' existing fifth floor space in the First West Building or Landlord is not required to provide any T/I Allowance. Annual rental rate increases beyond February 29, 2005 will be $1.00 per square per year.

     See Exhibit D for a list of lease terminations and options to renew.

     Landlord acknowledges that time is of the essence and that Tenant's business is relying on Landlord's ability to deliver the space as outlined in the Expansion Options and Exhibit D. Should Landlord be unable to deliver Expansion Option and Exhibit D on the Delivery Date, Landlord agrees to pay Tenant daily rent, using the Established Market Rates - Rental Rate by Floor as noted until such space is made available to Tenant, except for space subject to existing options to renew.

     Expansion Option: Landlord shall make available to Tenant the right to expand into the following areas:

           OPTION SPACE    FLOOR    SUITE     RSF     DELIVERY DATE
           ------------    -----    -----     ---     -------------
                A            5       505     2,385       11/1/99
                B            5       506     3,313       06/01/00
                C            1       108     2,226       11/01/99

     Landlord shall provide Tenant thirty (30) day prior written notice as to when such option space shall become available. Tenant shall respond in writing within ten business days of its receipt of Landlord's notice of its intent to exercise its Expansion Option. In the event Tenant does not respond to Landlord's notice, Tenant shall have waived its rights to such option space being offered, but not to future option space.

     Option Space B is subject to existing Tenant's option to renew for 3 years at market.

     The rental rate for Option Space A and B shall be at the same rate as the established market rate for space occupied on the fifth floor. Option Space C will be at the then established market rate for space leased on the first floor.

     In addition, Landlord shall provide a tenant improvement allowance of $8.00 per square foot for suites 505 and 506 ($8.00 X 5,698 RSF = $45,584) and $5.00 per square foot for suite 108 ($5.00 X 2,226 RSF = $11,130).

     Landlord shall provide the Option Space to Tenant upon the specified delivery date. Tenant shall have 30 days to complete its tenant improvements prior to the rent commencement, or upon occupancy, whichever first occurs. The term of the Option Space shall be coterminous with Tenant's existing lease expiration.

12. "Exhibit E - 5. Notice of Intent to Sell (Building)" shall hereinafter be amended to reflect the following:

     Landlord shall inform Tenant it is putting the Building for sale with the specific terms and conditions of sale. Tenant shall have a first right of negotiation for a period of ten (10) business days after the date of notification during which the Landlord and Tenant will, at Tenant's option, negotiate in good faith a Letter of Intent to purchase the Building. Landlord agrees not t to market the Building to any third party, disclose to any possible buyers or their agents the Landlord's intention to sell the Building or negotiate a purchase agreement or Letter of Intent with any third party until the earlier of the expiration of the ten (10) day period or Tenant's notice to Landlord that Tenant does not wish to purchase the Building.

     If Tenant fails to deliver to Landlord such written notice within such deadline, then Landlord shall have the right to sell the Building to another party at any time within a six month period after expiration of Tenant's offer period so long as the Purchase Price is not less than 90 percent of the price at which the Building was offered to the Tenant. If within such six month period, Landlord proposes to sell the Building to a third party at less than 90 percent of the Purchase Price, then Landlord shall be required to first re-offer the Building to Tenant at the reduced Purchase Price and the Tenant shall be required to respond within ten (10) business days.

INCORPORATION:

13. Except as herein modified, all other terms and conditions of the Lease between the parties above described are ratified and affirmed and shall continue in full force and effect.

         The parties hereto have executed this Third Amendment to Lease on the date specified below their respective signatures.

LANDLORD                                TENANT

FIRST AVENUE WEST BUILDING, L.L.C.      F5 LABS, INC.
A WASHINGTON LIMITED LIABILITY CO.      A WASHINGTON CORPORATION

BY: /s/ Fred W. Hines, Jr.              BY: /s/ Jeffrey S. Hussey
   ------------------------------          ------------------------------
         FRED W. HINES, JR.                      JEFFREY S. HUSSEY
ITS:     MANAGING AGENT                 ITS:     PRESIDENT AND CEO
DATE:  1/11/99                          DATE:
     ----------------------------            ----------------------------

                                        BY:   /s/ Brian R. Dixon
                                             ----------------------------
                                                 BRIAN R. DIXON
                                        ITS:     VICE PRESIDENT OF FINANCE
                                        DATE:  1/7/99
                                             ----------------------------

STATE OF WASHINGTON    )
                       )       SS
COUNTY OF SNOHOMISH    )

         I certify that I know or have satisfactory evidence that Fred. W. Hines, Jr. signed this instrument on oath, that he was authorized to execute said instrument as the managing agent of First Avenue West Building L.L.C. pursuant to the provisions of the Limited Liability Company and acknowledged said instrument as the managing agent of the First Avenue West Building L.L.C. to be the free and voluntary act of said Limited Liability Company for the uses and purposes mentioned in said instrument

Date: January 11, 1999
     -------------------------------------------
 /s/ Melaney Wade
------------------------------------------------
Notary Public in and for the State of Washington
residing at  Kirkland
            ------------------------------------
Print Name  MELANEY WADE
           -------------------------------------
My appointment expires:  5/19/00
                       -------------------------


STATE OF WASHINGTON    )
                       )       SS
COUNTY OF KING         )

         On this 7th day of January, 1999, personally appeared before me JEFFREY S. HUSSEY, to me known to be the President and CEO of F5 Labs, Inc., the corporation that executed the within and foregoing instrument and acknowledged said instrument to be the free and voluntary act and deed of said corporation, for the uses and proposed therein mentioned, and on oath stated that he was authorized to execute said instrument on behalf of said corporation.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.

Date:  January 7, 1999
     -------------------------------------------
 /s/ Mari Newkirk
------------------------------------------------
Notary Public in and for the State of Washington
residing at  Mountlake Terrace/Snoh Cty
            ------------------------------------
Print Name  MARI NEWKIRK
           -------------------------------------
My appointment expires:  8/19/2002
                       -------------------------

STATE OF WASHINGTON    )
                       )       SS
COUNTY OF KING         )

         On this 7th day of January, 1999, personally appeared before me BRIAN
R. DIXON, to me known to be the Vice President of Finance of F5 Labs, Inc., the corporation that executed the within and foregoing instrument and acknowledged said instrument to be the free and voluntary act and deed of said corporation, for the uses and proposed therein mentioned, and on oath stated that he was authorized to execute said instrument on behalf of said corporation.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.

Date:  January 7, 1999
     -------------------------------------------
 /s/ Mari Newkirk
------------------------------------------------
Notary Public in and for the State of Washington
residing at  Mountlake Terrace/Snoh Cty
            ------------------------------------
Print Name  MARI NEWKIRK
           -------------------------------------
My appointment expires:  8/19/2002
                       -------------------------

                                 EXHIBIT A

                                 FLOOR PLAN

                                 EXHIBIT B

                               STORAGE SPACE

                              RENTAL RATE BY FLOOR

                     MONTHS PRESENTED BASED ON CURRENT LEASE

FIFTH FLOOR - 6,769 SQFT
  YR 1    Months 4-12     $ 86,304.78 - agrees with original lease @ $17.00 per sqft
  YR 1    Months 13-15    $ 29,191.32 - agrees with original lease @ $17.25 sqft
  YR 2    Months 16-24    $ 87,573.96 - agrees with original lease @ $17.25 sqft
  YR 2    Months 25-27    $ 38,921.75 - annual rate of $23.00 per sqft - beginning 12/01/00
  YR 3    Months 28-39    $162,456.00 - annual rate of $24.00 per sqft - beginning 03/01/01
  YR 4    Months 40-51    $169,225.00 - annual rate of $25.00 per sqft - beginning 03/01/02
  YR 5    Months 52-63    $175,994.00 - annual rate of $26.00 per sqft - beginning 03/01/03

SECOND FLOOR - 2,702 SQFT
  YR 1    Months 4-12     $ 34,450.51 - agrees with original lease @ $17.00 per sqft
  YR 1    Months 13-15    $ 11,652.38 - agrees with original lease - $17.25 sqft
  YR 2    Months 16-24    $ 34,957.13 - agrees with original lease  - $17.25 sqft
  YR 2    Months 25-27    $ 14,185.50 - annual rate of $21.00 per sqft - beginning 12/01/00
  YR 3    Months 28-39    $ 59,444.00 - annual rate of $22.00 per sqft - beginning 03/01/01
  YR 4    Months 40-51    $ 62,146.00 - annual rate of $23.00 per sqft - beginning 03/01/02
  YR 5    Months 52-63    $ 64,848.00 - annual rate of $24.00 per sqft - beginning 03/01/03

FIRST FLOOR (BENCHMARK) - 2,430 SQFT
  YR 1    Months 4-12     $ 30,982.50 - agrees with original lease @ $17.00 per sqft
  YR 1    Months 13-15    $ 10,479.38 - agrees with original lease @ $17.25 per sqft
  YR 2    Months 16-24    $ 31,438.13 - agrees with original lease @ $17.25 per sqft
  YR 2    Months 25-27    $ 12,150.00 - annual rate of $20.00 per sqft - beginning 12/01/00
  YR 3    Months 28-39    $ 51,030.00 - annual rate of $21.00 per sqft - beginning 03/01/01
  YR 4    Months 40-51    $ 53,460.00 - annual rate of $22.00 per sqft - beginning 03/01/02
  YR 5    Months 52-63    $ 55,890.00 - annual rate of $23.00 per sqft - beginning 03/01/03

FIRST FLOOR (FIRST IMAGE / ROCHEFORT) - 6,767 SQFT
  YR 1    Months 4-12     $ 96,429.75 - proposal starting 03/01/99 @ $19.00 per sqft
  YR 1    Months 13-15    $ 32,143.25 - proposal starting 03/01/99 @ $19.00 per sqft
  YR 2    Months 16-24    $101,505.00 - proposal starting 03/01/00 @ $20.00 per sqft
  YR 2    Months 25-27    $ 33,835.00 - proposal starting 03/01/00 @ $20.00 per sqft
  YR 3    Months 28-39    $142,107.00 - annual rate of $21.00 per sqft - beginning 03/01/00
  YR 4    Months 40-51    $148,874.00 - annual rate of $22.00 per sqft - beginning 03/01/01
  YR 5    Months 52-63    $155,641.00 - annual rate of $23.00 per sqft - beginning 03/01/01

                         FIRST AVENUE WEST BUILDING LLC
                               LEASE TERMINATIONS

                                                                      OPTION TO    DAYS    DELIVERY
           NAME                            FLOOR   SQ FT     EXPIRES    RENEW     NOTICE     DATE
----------------------------------------------------------------------------------------------------
FIRST WEST SUITES                            4      4,586     3/31/03                        7/1/03
FIRST WEST SUITES                            4      3,504     3/31/03                        7/1/03
AMERICAN PROPERTY FINANCING                  2      2,838     2/28/03    5-YR       180      6/1/03
BUSINESS RESOURCE                            3      3,735     7/31/00    2-YR       180     11/1/00
CGC JAPAN                                    3      1,345     8/31/00                       12/1/00
CARING PRODUCTS INT.                         2      4,664     7/31/00    5-YR       180     11/1/00
GRAPHIC ARTS CENTER                          5      2,387     7/31/99                       11/1/99
GUARDIANSHIP SVC OF SEA                      3      2,354     9/30/00                        1/1/01
HOOVER                                       2      1,365      M TO M
LINTERS                                      5      3,313     2/28/00    3-YR       180      6/1/00
MCLOUGHLIN, A CONAM CO.                      3      3,639    12/31/02                        4/1/02
NELSON, WATSON & ERICKSON                    4      1,657     8/31/01    2-YR        0      12/1/01
OCEAN KING SEAFOOD                           3      1,183     7/31/99                       11/1/99
SOURCE CAPITAL /PARALLEL                     4      1,872    10/31/01                        2/1/02
PROGRESSIVE SECURITIES                       2        694     5/31/99                        9/1/99
FIRST WEST SUITES                            4        637     3/31/03                        7/1/03
ABC RADIO NETWORK, INC.                      1      2,503     3/31/03                        7/1/03
VENTURE DEV. CORP                            1      2,226     7/31/99    3-YR       180     11/1/99
TOTALS                                             44,502

----------------------------------------------------------------------------------------------------

NOTE: Space will be available for lease within 90 days of expiration of Lease or renewal option period.